Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated February 12, 2021 relating to the financial statements which appeared in Drax, Industries Inc. Report on Form S-1 for the period from March 24, 2020 (inception) through December 31, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

May 7, 2021